                                                                    EXHIBIT 10.2

                                                  Privileged and Confidential
                                                  ---------------------------
                                                  DRAFT 8/26/96


                          Sale and Transfer Agreement
                          ---------------------------


      THIS SALE AND TRANSFER AGREEMENT made as of this __ day of September, 1996 by and among Siemens Power Corporation, a Delaware corporation ("SPC") and Rofin Sinar Technologies Inc., a Delaware corporation ("RST").


                                  WITNESSETH
                                  ----------

     WHEREAS, SPC owns 1,000 shares (the "RSI Shares") of Common Stock, par value $1.00 per share, of Rofin-Sinar, Inc., a Delaware corporation ("RSI") (representing all of the outstanding shares of stock of RSI);

     WHEREAS, SPC owns one share of Common Stock, par value $1.00, of RST (representing all of the outstanding shares of stock of RST), which RST issued to SPC in exchange for a capital contribution of $1,000; and

     WHEREAS, SPC has formed RST for the purpose of selling and transferring to RST (i) the RSI Shares pursuant to this Agreement and (ii) all of the outstanding shares of Rofin-Sinar Laser GmbH, a company organized under the laws of the Federal Republic of Germany ("RSGmbH") pursuant to a Transfer and Sale Agreement between Siemens Aktiengesellschaft, a company organized under the laws of the Federal Republic of Germany ("Siemens AG") and RST made as of the __ day of September, 1996 (the "RSGmbH Shares Sales and Transfer Agreement"), all in anticipation of an initial public offering of the common stock of RST (the "IPO").


     NOW, THEREFORE, the parties hereto mutually covenant and agree as follows:

Section 1.  Sale and Transfer; Purchase Price.
            ---------------------------------

     SPC hereby sells and transfers to RST, and RST hereby purchases from SPC, all of the RSI Shares, free and clear of all liens, security interests, claims or rights of any third parties or any other encumbrances of any kind whatsoever. SPC shall deliver to RST all certificates representing the RSI Shares, duly endorsed (or accompanied by duly executed stock powers or other instruments of transfer). As consideration for the purchase of the RSI Shares, RST hereby issues to SPC a promissory note in substantially the form attached as Exhibit 1 hereto (the "Promissory Note") in the principal amount of $_________________;

     The parties to this Agreement acknowledge and agree that the principal amount of the Promissory Note shall reflect the fair market value of the RSI Shares on the date of the First Closing (as defined in the Underwriting Agreement referred to in Section 7).

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Section 2.  Repayment of the Notes.
            -----------------------

     At the time of the First Closing, RST will promptly repay -- or cause the underwriters in the IPO to arrange to repay promptly -- the full principal amount of the Promissory Note by wire transfer of immediately available funds at a bank account designated by SPC.

Section 3.  Repurchase of RST Shares
            ------------------------

     At the time of the First Closing, RST will repurchase from SPC for One Thousand Dollars (U.S.) ($1,000) the one share of RST Common Stock, par value $1.00 per share, originally issued by RST to SPC upon the formation of RST.

Section 4.  Non-Competition Agreement.
            --------------------------

     (a)    For four years after the date of the First Closing, SPC shall not, and shall cause each of its affiliates and subsidiaries not to, engage or attempt to engage in the design, research, development, engineering, manufacture, sale, marketing, servicing or installation of laser products for material processing applications, including, without limitation, for cutting, welding or marking industrial materials (the "Business") for commercial purposes anywhere in the world, whether for its own account or as a partner, joint venturer, agent, stockholder of a corporation or otherwise (other than as a beneficial owner of securities or other interests in a corporation, partnership or other entity representing less than 5% of the voting power of such corporation, partnership or other entity). Notwithstanding anything to the contrary contained in this Section 4(a), SPC shall have the right to acquire the business, assets or equity interest of any company or entity engaged in the Business to the extent that such acquired business, assets, company or entity derives no more than 15% of its revenues from the Business, with the parties to this Agreement acknowledging that any such transaction shall not be a violation of this Section 4(a) provided the revenues
                                                          --------
from the Business do not exceed DM 50 million.

     (b) Without limiting any other rights that may be available to them hereunder, the parties acknowledge that (i) the covenants of this Section 4 are reasonable and necessary for the protection and commercial success of RST and
(ii) RST and its affiliates and subsidiaries will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, the parties agree that notwithstanding any other provisions of this Agreement, RST and its affiliates and subsidiaries shall be entitled (in addition to any other rights and remedies that it may have at law or in equity) to injunctive relief for the purpose of restraining SPC or any of its affiliates or subsidiaries from directly or indirectly taking or continuing to take any acts in violation of this Section 4 (and no bond or other security shall be required in connection therewith).

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     (c)    The provisions contained in this Section 4 as to the time periods, scope or activities and territories restricted shall be deemed divisible, so that if any provision contained in this Section 4 is determined by a court or other authority of competent jurisdiction to be invalid or unenforceable, such provision shall be deemed modified so as to be valid and enforceable to the full extent lawfully permitted.

Section 5.  Indemnification.
            ----------------

     (a) From and after the First Closing, RST shall, and shall cause RSI to, indemnify and hold harmless, SPC and each of its subsidiaries and affiliates (including Siemens AG) from any and all losses, damages (including consequential and punitive damages), liabilities, claims, judgments, expenses (including attorneys' fees) and obligations of any kind whatsoever (collectively, "Losses") arising out of, relating to or in connection with the (i) ownership or operation of RST or RSI and any of their respective businesses, properties or assets from and after completion of the IPO, (ii) any breach or inaccuracy in any of the representations or warranties of RST contained in this Agreement or (iii) any failure by RST to perform any of its obligations, covenants or agreements contained in this Agreement or the Promissory Note.

     (b) From and after the First Closing, SPC shall, and shall cause each of its subsidiaries and affiliates to, indemnify and hold harmless RST and RSI from any and all Losses arising out of, relating to or in connection with (i) any breach or inaccuracy in any representations or warranties of SPC contained in this Agreement or (ii) any failure by SPC to

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perform any of its obligations, covenants or agreements contained in this
Agreement or the Promissory Note.

Section 6.  Other Agreements.
            -----------------

     Prior to or simultaneously with the effectiveness of this Agreement, the following additional agreements shall have been executed and delivered:

     (a) The Profit and Loss Sharing Termination Agreement dated June ___, 1996 between Siemens AG and RSGmbH, substantially in the form of Exhibit 6(a).

     (b) Tax Allocation and Indemnification Agreement among RST, RSI, SPC and Siemens Corporation, substantially in the form of Exhibit 6(b).

     (c) The RSGmbH Shares Sale and Transfer Agreement, substantially in the form of Exhibit 6(c).

     (d) Letter Agreement from Siemens Corporation to RSI regarding forgiveness of certain indebtedness of RSI, substantially in the form of Exhibit 6(d).

Section 7.  Effectiveness of Agreement.
            ---------------------------

     Subject to the immediately following sentence, this Agreement shall become effective and binding upon the signature of the parties hereto. Notwithstanding the foregoing, the execution and delivery by Siemens Corporation (and certain of its affiliates) and Deutsche Morgan Grenfell/ C.J. Lawrence, Inc., on behalf of the underwriters, of a "firm commitment" underwriting agreement relating to the IPO (the "Underwriting Agreement") and the occurrence of the First Closing as defined therein shall be a condition subsequent to the effectiveness of Sections 2,3,4, and 5 hereof.

Section 8.  Further Assurances.
            -------------------

     Each of the parties to this Agreement agrees to use its best efforts to take any action, prepare any documents, make any filings, complete any additional formalities and otherwise cooperate as is necessary and desirable to effect all of the transactions contemplated by this Agreement and the Underwriting Agreement and to carry out the purposes of this Agreement and the Underwriting Agreement.

Section 9.  Representations and Warranties.
            -------------------------------

     (a)    Each of the parties to this Agreement represents and warrants that
(i) it is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) it has full legal right and power and all authority and approvals required to execute and deliver this Agreement and the Promissory Note and to perform fully its obligations hereunder and thereunder, and (iii) this Agreement has been duly executed and delivered by each of the parties hereto and is a valid and binding obligation of each of the parties enforceable in accordance with its terms.

     (b) SPC further represents and warrants to RST that all of the issued and outstanding shares of RSI have been duly authorized and validly issued and are fully paid and nonassessable and owned by SPC free and clear of all liens, encumbrances, equities or claims.

Section 10. Amendments.
            -----------

     No amendment, revocation or waiver of a provision of this Agreement shall be effective unless it is in writing and is consented to in writing by Deutsche Morgan Grenfell/ C.J. Lawrence, Inc.

Section 11. Counterparts.
            -------------

     This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument and any party hereto may execute this Agreement by signing any such counterpart.

Section 12. Governing Law; Disputes.
            ------------------------

     (a) This Agreement shall be governed by the laws of New York, without giving effect to principles of conflicts of law thereunder.

     (b) Except as otherwise provided in the Promissory Note, all disputes arising, relating to or arising in connection with this Agreement that is not otherwise amicably settled between the parties shall exclusively be resolved by arbitration between RST and SPC pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"), with the arbitration taking place in New York, New York.

     The arbitral tribunal shall be composed of three arbitrators appointed in accordance with the Rules. The Chairman of the arbitral tribunal shall be nominated by the two arbitrators nominated respectively by RST and SPC within 30 days after the second arbitrator has been appointed. RST expressly acknowledges and agrees that Siemens AG, the ultimate parent entity of SPC, has not in any way agreed to or consented to the jurisdiction of the Federal, state or local courts of the United States for any purpose whatsoever and shall not be so treated hereunder or thereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written, with the acknowledgment that this Agreement shall become effective and valid as described in Section

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

7.

SIEMENS POWER CORPORATION         ROFIN-SINAR TECHNOLOGIES INC.

By:  ________________________     By:  __________________________

Name:                             Name:

Title:                            Title:



By:  ________________________    By:  __________________________

Name:                            Name:

Title:                           Title:

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

                                                                       EXHIBIT 1
                                                                       ---------

                            DEMAND PROMISSORY NOTE

$__,000,000                                                  New York, New York
                                                             September __, 1996

        FOR VALUE RECEIVED, Rofin-Sinar Technologies Inc., a Delaware corporation ("Maker"), unconditionally promises to pay to the order of Siemens Power Corporation, a Delaware corporation ("Payee"), in the manner and at the place hereinafter provided, the principal amount of ____ Million Dollars ($__,000,000) on demand, but in any event no later than the First Closing Date (as defined in the Sale and Transfer Agreement referred to below).

        No interest shall accrue or be payable on the unpaid principal amount of this Note.

        All payments of principal in respect of this Note shall be made in lawful money of the United States of America in same day funds to Payee or its designee at such place as shall be designated in a written notice delivered to Maker. Whenever any payment on this Note shall be stated to be due on a day that is not a Business Day (as defined below), such payment shall instead be made on the next succeeding Business Day. This Note may be prepaid in whole or in part at any time without penalty or premium. "Business Day" means any day other than a Saturday, Sunday or legal holiday under the laws of the State of New York or any other day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

        In the event of any suit for the enforcement of any right or remedy pursuant to this Note, the prevailing party shall be entitled to reasonably attorney's fees, costs and expenses, including the costs of litigation or arbitration, incurred in connection with such suit.

        This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State without regard to conflicts of law doctrines.

        This Note is issued pursuant to the terms of a Sale and Transfer Agreement dated as of September __, 1996 between Payee and Maker dated as of September __, 1996 and is subject to the terms and conditions thereof.






















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        IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered, as of the date and year and at the place first above written.


                                        ROFIN-SINAR TECHNOLOGIES INC.,
                                        a Delaware corporation


                                        By: ____________________________
                                            Name:
                                            Title:


                                        By: ____________________________
                                            Name:
                                            Title: